EXHIBIT 5

                                October 15, 1996

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

       Re:      Choice Hotels Holdings, Inc.
                (to be renamed Choice Hotels International, Inc.)
                Registration Statement on Form S-8
Gentlemen:

          I am Acting General Counsel of Choice Hotels Holdings, Inc. (the "Company") and have acted for the Company in connection with the preparation of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement covers shares of the Company's Common Stock, $.01 par value, offered under the (i) Choice Hotels International, Inc. 1996 Employee Stock Purchase Plan, (ii) Choice Hotels International, Inc. Non-Employee Director Stock Option and Deferred Compensation Plan, (iii) Choice Hotels International, Inc. 1996 Non-Employee Director Stock Compensation Plan and (iv) Choice Hotels International, Inc. 1996 Long-Term Incentive Plan (the "Plans").

          In connection with the rendering of the opinion set forth below, I have reviewed the records of the Company, the minutes of the meetings of the stockholders and directors of the Company and such other records and documents as was necessary in my judgment to so render the following opinion.

          Based on the foregoing, I am of the opinion that:

          1. The Company is a corporation duly incorporated and existing under the laws of the State of Delaware; and

          2. The shares of Common Stock of the Company offered to the holders under the exercise of options under the Plans, have been or will be legally issued, fully paid and nonassessable.

          I hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above.

                                   Very truly yours,

                                   s/James H. Rempe
                                   ----------------------------
                                     James H. Rempe
                                    Acting General Counsel and Acting Secretary